EXHIBIT 10.33

                               SECOND AMENDMENT TO
         IMS HEALTH INCORPORATED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                         Effective as of October 1, 1999

     1. Section 1.13 of the IMS Health Incorporated Supplemental Executive Retirement Plan is hereby amended to read in its entirety as follows:

     "1.13 `Compensation' shall mean base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for elective contributions under Sections 401(k) and 125 of the Code and deferred compensation under any nonqualified deferred compensation plan. Notwithstanding the foregoing, Compensation shall exclude severance pay (including, without limitation, severance pay under the Company's Employee Protection Plan), stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, amounts paid under this Plan (other than Disability Benefits) or any other retirement plan or deferred compensation plan, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration."